Securities and Exchange Commission
                              Washington, D.C. 20549


                                    Form 8-K


                                 Current Report


                       Pursuant to Section 13 or 15(d) of
                     the Securities and Exchange Commission



          Date of Report (Date of earliest event reported): April 4, 2001.



                               USURF America, Inc.
             (Exact name of registrant as specified in its charter)


            Nevada                   1-15383             72-1346591
(State or other jurisdiction  (Commission File No.)   (I.R.S. Employer
     of incorporation)                               Identification No.)



              8748 Quarters Lake Road, Baton Rouge, Louisiana 70809 (Address of principal executive offices, including zip code)


        Registrant's telephone number, including area code: (225) 922-7744

                                   Form 8-K


                              USURF America, Inc.


Item 7.  Financial Statements and Exhibits.


     (c)  Exhibits.


            Exhibit No.        Description


              10.1 USURF America Reseller License Agreement, dated April 4, 2001, between USURF America, Inc. and Wireless WebConnect!, Inc.


Item 9.  Regulation FD Disclosure.


On April 5, 2001, USURF America, Inc. is issuing the press release reproduced below:


National Wireless-Internet Reseller to Take On USURF America's Quick-CellTM


BATON ROUGE, La. -- USURF America, Inc. (AMEX: UAX), the developer of Quick-Cell, a broadband Fixed-Wireless Internet access system, announced today that it has entered into a reseller agreement with one of the most successful sales organizations in the U.S. for high-speed wireless Internet services. The reseller agreement relates to USURF's Quick-Cell Fixed-Wireless Internet access products, including Quick-Cell DSL. City selection and preliminary planning has already begun, with final plans for the reseller's first targeted cities expected to be announced in the near future.


USURF's first Quick-Cell reseller has an established performance history in the wireless industry and is a leading reseller of a competing nationally-known wireless Internet access product.


"We believe that this Quick-Cell reseller will be very effective in getting our Quick-Cell DSL into the hands of consumers in a relatively short time," said David M. Loflin, President and founder of USURF. "Because hardwire broadband/DSL market penetration has nearly come to a halt, many DSL resellers have been left wanting. Our Quick-Cell DSL system allows resellers, for the first time, to establish their own wireless broadband systems and tap into customer demand for higher Internet access speeds.
The Quick-Cell DSL system also allows resellers to target specific areas where demand for high-speed Internet access is strong and to deliver it at affordable prices," Mr. Loflin concluded.


More About Quick-Cell


Quick-Cell DSL is one of the most flexible Fixed-Wireless Internet access delivery solutions on the market, one which operates in unlicensed spectrum and can be deployed far less expensively than hard wire DSL. Quick-Cell's bandwidth speed is scalable.


For information about USURF America and Quick-Cell DSL, please visit its Web site at www.usurf.com.


This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements involve a number of known and unknown risks and uncertainties that may cause USURF America's actual results or outcomes to be materially different from those anticipated and discussed in this press release. These risks and uncertainties include its reseller's ability to sell the Quick-Cell products, its historical lack of profitability, the need for additional capital with which to pursue its plan of business, end-use customers' acceptance of new products and actual demand, all which may differ significantly from expectations, the need for USURF America to manage its growth, and other risks associated with a development-stage company.


                        * * * * END OF PRESS RELEASE * * * *

                                    SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


     Dated:  April 4, 2001.        USURF AMERICA, INC.



                                   By: /s/ David M. Loflin
                                        David M. Loflin
                                        President


-------------------
   EXHIBIT 10.1
-------------------


****: subject to request for confidentiality



                   USURF AMERICA RESELLER LICENSE AGREEMENT


THIS USURF AMERICA RESELLER LICENSE AGREEMENT is made as of April 4, 2001 (the "Effective Date"), by and between USURF AMERICA, INC., a Nevada corporation ("USURF"), and WIRELESS WEBCONNECT!, INC., a Florida corporation ("WebCon") (together, the "Parties").


WHEREAS, USURF has developed a proprietary high-speed, fixed-wireless Internet access service that USURF markets under the name QUICK-CELL (the "Service") as more fully defined in the attached Exhibit "A"; and


WHEREAS, USURF desires to appoint WebCon as a non-exclusive reseller of the Service in the United States, and WebCon wishes to accept such appointment, all pursuant to the terms and conditions set forth in this Agreement;


  Statement of Purpose. The purpose for entering into this Agreement is to bring the parties together to market and deliver a fixed-wireless Internet access service to the public. USURF has developed and owns an integrated fixed-wireless Internet access system consisting of a computer-based modem and antenna capable of transmitting and receiving electromagnetic signals through the air and a transmitter/receiver (server) capable of sending and receiving such signals to and from the modem. The combination of the server and modems and antennas is referred to as Quick-Cell service. The server connects to the Internet backbone via a hard-wire connection, thus giving the modem and computer access to the Internet without use of a hard-wire or cable connection, that is, wireless access to the Internet. WebCon has expertise and experience in the marketing and sale of wireless Internet access service, including, without limitation, the creation and development of promotional materials, advertising, solicitation of subscriptions from end-users and first level customer support after commencement of service. Under this Agreement, WebCon and USURF will select a series of locations for installation of a USURF Quick-Cell Server Cell, and WebCon will solicit subscribers for the service in those Quick-Cell Server Cell locations. USURF will supply user-site modems and antennas and will build and install the required server for connection to the Internet. The total cost of the work and materials necessary to the construction of each Quick-Cell Server Cell site will be borne by WebCon. The cell installation, user-modems, antennas, user installation and hookup and related software will be provided by USURF to WebCon at WebCon's expense, as described in this Agreement. WebCon will invoice and receive payment from the subscribers for the service; WebCon will pay to USURF a monthly per-subscriber royalty upon receipt of invoice from USURF. In order to accomplish the purpose of this Agreement,


  NOW, THEREFORE, in consideration of the mutual covenants, promises, representations and warranties set forth herein, the parties hereby agree as follows:


1.  DEFINITIONS.


  As used herein, the following terms have the meanings ascribed below:


  1.1 "Affiliate" means any entity controlling, controlled by, or under common control with, a party.


  1.2 "Marks" means trademarks, service marks, logos and trade names, whether or not registered.


  1.3 "Promotional Materials" means promotional publications, documents, software, equipment or other marketing collateral prepared and disseminated by WebCon in connection with its efforts to sell the Service to Subscribers.


  1.4  "Subscriber" means an end user of the Service.


  1.5 "Subscriber Documentation" means documentation prepared by USURF (in hard copy, electronic and/or online form) regarding the proper installation, set-up and operation of the Service.


  1.6  "Zone" means the area covered by a single Quick-Cell cell site.



2.  RESALE OF THE SERVICE.


  2.1 Appointment. USURF hereby appoints WebCon, and WebCon hereby accepts appointment, as USURF's non-exclusive reseller of the Service in the United States. In connection therewith, WebCon will identify, register and provide first level customer support to WebCon Subscribers in accordance with this Agreement.


  2.2 Nature of Appointment. WebCon understands that, subject to Section 2.3, this appointment is non-exclusive as to USURF and that USURF may, subject to paragraph 2.3, establish other means of distribution, appoint other distributors and resellers, and/or use its own direct sales personnel to identify, register and support Subscribers and to promote the Service. Similarly, USURF understands that WebCon may market, sell and distribute services similar or identical to the Service, provided by a third party unaffiliated with WebCon.


  2.3 Limited Non-compete. Notwithstanding the non-exclusive nature of this Agreement, so long as WebCon has substantially performed all of its material obligations hereunder, USURF agrees not to appoint any other reseller nor to compete directly with WebCon in any Zone, in which WebCon is actively engaged in marketing or administering the service.


  2.4 USURF's Rights. Nothing in this Agreement will be construed in any way to limit USURF's right, subject to Section 2.3, to enter into arrangements of any kind whatsoever with other parties regarding the marketing and distribution of the Service. Nothing in this Agreement will be construed in any way to limit WebCon's right to enter into agreements, similar or dissimilar to this Agreement, with third parties regarding similar services.


3.  DUTIES OF WEBCON.


  WebCon will have the following duties during the term of this Agreement:


  3.1 Selection of Zone. WebCon shall select a Zone within the United States in which access to the Internet exists. WebCon shall advise USURF, in writing, of its selection of a Zone.


  3.2 Selection of Quick-Cell Server Cell Site. Promptly after selection and notification of the selection of a Zone, WebCon, in consultation with USURF, shall select and designate a location for installation of a Quick-Cell Server Cell site within the selected Zone. WebCon agrees that USURF shall have the right to reject a potential Quick-Cell Server Cell site, should technical considerations support such action.


  3.3 Solicitation of Subscribers. Immediately upon completion of its obligations under paragraphs 3.1 and 3.2 hereof, WebCon shall commence solicitation of Subscribers for the Service within the designated Zone. WebCon shall attempt to obtain subscriptions from 200 Subscribers within such designated Zone and shall notify USURF at such time that it has obtained approximately 100 Subscribers. At that time, WebCon shall request USURF to construct a Quick-Cell Server Cell at the designated Quick-Cell Server Cell location and shall deliver to USURF the documentation described in Section 4.


  3.4 Continuum of Effort. WebCon agrees that its efforts in establishment of Quick-Cell Service locations shall be an ongoing effort and shall be pursued in a workmanlike and commercially reasonable manner. WebCon further agrees that the soliciting and maintaining of Subscribers shall be an ongoing effort and shall be pursued in a workmanlike and commercially reasonable manner. WebCon may exploit more than one Zone at a time. For each Zone, the procedures set forth in paragraphs 3.1, 3.2 and
3.3 shall be followed by WebCon.


  3.5  Promotional Materials and Documentation for Subscribers.


    (a) Promotional. WebCon shall prepare and disseminate Promotional Materials relating to sale of the Service. USURF shall have and retain all right, title and interest in and to all USURF Marks contained in such materials.


    (b) Subscriber Documentation. USURF shall prepare and administer all USURF Subscriber Documentation. USURF shall furnish to WebCon a copy of all completed USURF Subscriber Documentation. USURF will retain all right, title and interest in and to all USURF Marks contained in such materials, except to the extent that the Subscriber Documentation contains any WebCon Marks which shall remain the exclusive property of WebCon.


    (c) Restrictions. Nothing herein will be construed as granting to WebCon any proprietary rights (including any intellectual property rights) to any of USURF's Marks.


  3.6 Subscriber Support. At all times during the term of this Agreement, Webcon shall provide high quality first level customer support to WebCon Subscribers. WebCon shall be in compliance with the foregoing sentence, should it put forth a good faith effort to resolve each customer's support inquiry within 24 hours of each such customer's first contacting WebCon.


  3.7 Branding. The Service shall be co-branded by WebCon and USURF. WebCon will display the USURF Quick-Cell Mark, in a manner visible to WebCon Subscribers, on the modem connection window, in documentation distributed to any WebCon Subscribers and on any sales support documents prepared by WebCon, provided that WebCon's brand may be the primary brand visible to WebCon Subscribers. WebCon shall bear all expenses relating to marketing and branding expenses. USURF will work with WebCon in good faith to ensure that WebCon's brand has prominence in any and all materials made available to WebCon Subscribers.


  3.8 Compliance with Laws. In performing its duties under this Agreement, WebCon will at all times comply with all applicable federal, state, and local laws and will not engage in any illegal or unethical practices.



4.  PURCHASES OF EQUIPMENT


  4.1 Purchase of Quick-Cell Server Cell(s). Immediately upon completion of its obligations under paragraphs 3.1, 3.2 and 3.3 hereof, WebCon shall deliver to USURF a duly executed purchase order, in the form of Exhibit "B" hereto, which shall be prepared by USURF and which shall relate to the purchase by WebCon of a Quick-Cell Server Cell in a Zone. It is agreed by the parties that each Quick-Cell Server Cell shall be installed at a cost not to exceed $****.


  4.2 Purchase of User-Modems, Related Equipment. To purchase user-modems and related equipment necessary for customers to utilize the Service, WebCon shall deliver to USURF a duly executed purchase order, in the form of Exhibit "C" hereto, which shall be prepared by USURF and which shall relate to the purchase of such user-modems and related equipment. It is agreed by the parties that each user-modem and item of related equipment shall be sold by USURF to WebCon at a price equal to USURF's actual cost. It is further agreed that **** user-modems (including related equipment) shall be the minimum order.


  4.3 Installation and Equipment. WebCon shall not engage in any construction or installation of any Quick-Cell Server Cell site, or any part thereof, or any installation of a Webcon Subscriber's user-modem, and shall not purchase any item of equipment necessary for the construction, installation or use of the Service from any person other than USURF or an affiliate of USURF. However, if, for any reason, USURF or an affiliate of USURF shall be unable to provide necessary installation services or ordered equipment within 30 days of WebCon's submission of a purchase order for installation services or equipment, then WebCon may seek other sources for its needed installation services or equipment. Further, should USURF be adjudicated a bankrupt at any time during the term of this Agreement, then WebCon may seek other sources for its needed installation services or equipment.




  4.4 Standard Conditions of Sale. The following Standard Conditions of Sale shall apply to any transaction contemplated by Sections 4.1 and 4.2:


    (a)  Purchase Orders.


      (1) Products. WebCon's purchase order, upon acceptance of same by USURF, shall constitute a separate contract and, as such, is subject to, and expressly conditioned upon, this paragraph 4.4. A purchase order submitted by WebCon shall be binding immediately upon USURF's acceptance thereof, subject to this paragraph 4.4, regardless of the provisions, conditions or terms contained in such purchase order. Any provisions, conditions or terms contained in such purchase order, which are in addition to or not consistent with this paragraph 4.4 are null and void and not binding on USURF. As used in this paragraph 4.4, "Products" means the Quick-Cell hardware components manufactured or developed by, or on behalf of, Seller, which are being sold to Purchaser pursuant to a purchase order, but not the operation system software manufactured or developed by, or on behalf of, Seller, which is being licensed to Purchaser.


      (2) Installation. Upon acceptance of WebCon's purchase order, USURF shall promptly install the Products at WebCon's designated Zone. The installation shall be done in a good and workmanlike manner and shall be tested and completed within the time period provided in the purchase order.


    (b) Terms of Sale. All shipments are to be made f.o.b. USURF's manufacturing location, freight collect, unless otherwise specified, except that title and ownership of Products will remain with USURF (or, alternatively, WebCon grants USURF a security interest in such Products) until the purchase price (including, but not limited to, all interest, costs and taxes, if any) has been paid in full.


    (c) Taxes. The prices set forth in any purchase order will include all amounts of applicable federal, state, provincial or local excise, sales, use, service, occupation, property or similar taxes (including but not limited to goods and services taxes). If any such taxes are later determined to be applicable to a transaction or USURF is required to pay or bear the burden thereof, the prices set forth in such a purchase order shall be increased by the amount of such taxes and any interest or penalty thereon, and WebCon shall pay to USURF the full amount of any such increase no later than thirty (30) days after the receipt of USURF's invoice therefor. A request for exemption from any tax must be accompanied by a properly completed tax exemption certificate. USURF shall have the right to include taxes which may be applicable to the price set forth in such a purchase order in the event that WebCon does not supply to USURF, prior to shipment, properly completed sales, use and federal excise tax exemption certificates.


    (d) Warranty. USURF warrants that, for a period of one year from the first commercial use of Products, such Products will be free from defects in materials and workmanship under normal use and operation. USURF's sole and exclusive obligation in respect of any Product which fails to conform to the foregoing warranty is to repair or replace such Product, provided that (1) USURF receives written notice of the defect during the period of warranty and (2) any nonconforming modem is returned at WebCon's expense to USURF at a location to be designated by USURF. WebCon hereby releases USURF, its employees, agents and subcontractors from any liabilities, demands, claims, actions, lawsuits, damages, losses and expenses (including, but not limited to, reasonable attorneys' fees) in respect of the Products arising out of any breach of this agreement by WebCon or any negligence or intentional misconduct on the part of any of WebCon's employees, agents or representatives, except as set forth in subparagraph
(e) below. In no event shall USURF be liable for any special, incidental or consequential damages to WebCon or any third party caused by any defective Product, whether the defect is warranted against or not. USURF shall have no obligation under this warranty to make repairs or replacements necessitated by catastrophe, fault or negligence, misuse, abuse or accident of WebCon or other users. THE FOREGOING WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES, CONDITIONS OR REPRESENTATIONS, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, INCLUDING ANY IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY.



    (e) Patents/Patent Applications. USURF will indemnify, defend and hold harmless WebCon from and against any and all liabilities, demands, claims, actions, lawsuits, damages, losses and expenses, including, but not limited to, reasonable attorneys' fees, which arise from the purchase, sale and/or use of Products furnished by USURF to WebCon under this License Agreement and which are based on any alleged or actual infringement or other unauthorized use of any patent, copyright or trade secret of a third person, and provided that USURF shall have no obligation to WebCon unless WebCon (i) gives USURF prompt written notice of and control over the defense and settlement of each such demand, claim, action, and lawsuit and
(ii) cooperates fully, at USURF's expense, in such defense and settlement. Further, if Products ordered by WebCon from USURF become or, in USURF's opinion, are likely to become the subject of a claim of infringement or other unauthorized use of a patent, copyright or trade secret of a third person or to raise any issue of infringement or other unauthorized use of a patent, copyright or trade secret of a third person, WebCon shall permit USURF, at USURF's election and expense, (a) to procure for WebCon the right to purchase, use and sell and/or continue purchasing, using and selling Products from USURF or (b) to modify the Products or replace the Products with comparable products so that the Products ordered by WebCon from USURF become non-infringing or free from such claim of unauthorized use provided that such modifications or replacements are made in a manner which does not materially impair WebCon's existing use, if any, of the Products or (c) to remove the Products purchased from USURF and refund the purchase price and the transportation and installation costs of such removed Products. THE FOREGOING IS WEBCON'S EXCLUSIVE REMEDY FOR BREACH OF ANY WARRANTIES, CONDITIONS OR REPRESENTATIONS, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, OF USURF AGAINST INFRINGEMENT, AND WEBCON HEREBY WAIVES ALL OTHER REMEDIES IN RESPECT THERETO.


    (f) Delays. USURF shall in no event be liable for any delay due directly or indirectly to causes beyond the control and without the fault or negligence of USURF, including, but not restricted to, acts of God, acts of the public enemy, acts of any federal, state, provincial or local government, or any political subdivision of the foregoing, acts of WebCon, its agents, employees, or subcontractors, explosions, fires, floods, epidemics, quarantine restrictions, strikes, freight embargoes and shortages, unusually severe weather conditions and defaults of suppliers or subcontractors due to any such causes.


    (g) Change Order. Once a purchase order is delivered by WebCon to USURF, WebCon may not, after 72 hours of delivery, change any such purchase order, unless such a change shall be in writing and accepted by USURF in writing.


    (h) Purchase Orders; Modifications. All purchase orders placed by WebCon with USURF as are accepted are subject to this paragraph 4.4. The terms of this paragraph 4.4 shall apply to each purchase order and no terms, conditions or warranties other than those stated in this paragraph 4.4, and no agreement or understanding, oral or written, in any way purporting to modify the terms of this paragraph 4.4, whether contained in WebCon's purchase order forms, or elsewhere, shall be binding on USURF, unless set forth in a written document which (i) specifically refers to the terms of this paragraph 4.4 and (ii) has been executed by duly authorized representatives of WebCon and USURF.


    (i) Assignment. WebCon may not assign any of its rights under any purchase order.


    (j) Form of Purchase Order. WebCon shall only utilize purchase order forms prepared by USURF and delivered to WebCon.



5.  GRANT OF LICENSE


    (a) Non-exclusive License; No Sublicensing. USURF hereby grants to WebCon a non-exclusive license to (1) utilize the "USURF Wireless" and "Quick-Cell" trade names and (2) utilize know-how relating to USURF's Quick-Cell Wireless Internet access system (the "Invention") (collectively, the "Licensed Property"), in commerce, subject to the limitations set forth below in subparagraph (c) below. As used herein,"know-how" shall mean all technical knowledge, data or other information of USURF concerning the design or operation of the Licensed Property or any improvement thereto, whether now possessed by USURF, or developed thereby. WebCon shall not grant, or attempt to grant, a sublicense in and to the Licensed Property or any part thereof.


    (b) Use of Marks in Advertising. WebCon shall, in every communication advertising the "USURF Wireless Internet" and/or the "Quick-Cell" service, utilize the graphical representations relating to those trade marks as may be provided from time to time to WebCon by USURF. WebCon shall bear the entire cost of utilizing such graphical representations as required by this subparagraph (b).


    (c) Limitation of Area of Usage; Commencement of License. WebCon shall have the exclusive right to exploit the non-exclusive license granted herein in the coverage area of the Quick-Cell Server Cell that is the subject of a specific purchase order (the "Territory"). Each non-exclusive license granted in and to the Licensed Property shall commence upon the first commercial usage of the Licensed Property in the Territory.


    Such exclusive right to exploit the Territory licensed in the foregoing sentence shall terminate immediately and without notice to WebCon, should WebCon be, at any time and in any manner, more than 30 days late in making any payment required hereunder. Should such circumstance occur, USURF shall have the right to grant a license similar to the license granted hereunder to one or more other persons located in the Territory.


    (d) Best Efforts. WebCon shall employ its best efforts to maximize the commercial exploitation of the Licensed Property in the Territory.


    (e) Representations by USURF. USURF represents that: (1) USURF has the right to grant the non-exclusive license relating to the "USURF Wireless Internet" and "Quick-Cell" trade names hereby granted and has executed no agreement in conflict herewith; and (2) USURF is the exclusive owner of the know-how relating to the Invention licensed hereby, has executed no agreement in conflict herewith, and has the right to grant the non-exclusive license relating to the know-how relating to the Invention.


    (f) Representations and Warranties of WebCon. WebCon represents and warrants that WebCon shall not permit, allow or otherwise condone the use of the Licensed Property other than in strict accordance with the terms and conditions contained herein. WebCon further represents and warrants that it shall not permit, allow or otherwise condone the attachment of a security interest in and to the Licensed Property. It is specifically agreed by the parties that a violation of this paragraph shall cause the immediate termination of the license granted hereby.


    (g) Necessary Information and Documents. USURF shall furnish to WebCon all necessary information and written documents relating to the Licensed Property as may be necessary for WebCon to exploit the non-exclusive license granted herein.


    (h)  Royalties.


      (1) WebCon shall pay to USURF, as a monthly royalty, a sum calculated pursuant to the following table:


           Number of Subscribers*
           Utilizing a Specific Licensed       Monthly Royalty Fee
           Quick-Cell Server Cell              Per Subscriber


           1 through 200                       $**** per Subscriber
           201 through 400                     $**** per Subscriber
           401 through 600                     $**** per Subscriber
           601 and above                       $**** per Subscriber
           ________________
           * "Subscriber" equals each 256/bps of bandwidth, or portion thereof, subscribed for by customers of WebCon.


      USURF will, on or before the tenth day of each calendar month, invoice WebCon for the prior month's per-subscriber royalty fees pursuant to the foregoing table and WebCon will pay such invoice. The terms of such invoice will be "net 30". The number of subscribers shall be determined as of the last day of the calendar month for which USURF is invoicing.


      (2) Overdue Payments. If WebCon fails to pay an amount required to be paid to USURF hereunder, within the period prescribed for such payment, the unpaid amount will bear interest at 1.5% per month, from the last day for payment until payment thereof is made to USURF.


    (i) Technical Assistance. Upon WebCon's written request, USURF will provide to WebCon, at WebCon's expense, such additional engineering and/or technical services as may be necessary for WebCon to exploit the non-exclusive license granted hereby. WebCon shall pay USURF for such services at an hourly rate of $****. In addition, WebCon shall reimburse USURF for such reasonable travel, lodging and per diem expenses as its employees may incur in providing such services.


    (j) Term. Any non-exclusive license granted to WebCon shall remain and continue in full force and effect throughout the remaining term of this Agreement, including any renewal term or terms hereof.


    (k)  Termination of License.


      (1) If any payment is in default for 30 days after written notice is given to WebCon either by facsimile or registered mail, and such default continues for a period of 30 days after written notice thereof is given to WebCon, or if WebCon is adjudicated a bankrupt or insolvent, or enters into a composition with its creditors, or if a receiver is appointed for any substantial portion of WebCon's assets, then USURF shall have the right immediately to terminate any and all licenses granted hereunder, whereupon the rights and licenses granted hereunder to WebCon shall become void without prejudice to any remedy of USURF for the recovery of any moneys due it hereunder and without prejudice to any other rights or remedies of USURF.


      It is acknowledged by WebCon that, should it continue to use the Licensed Property following the termination of any license granted hereunder, USURF would have no adequate remedy at law with respect to such unlawful continued use of the Licensed Property. In such instance, USURF shall be entitled to seek and obtain, from a court of competent jurisdiction, injunctive relief against WebCon.


      (2) USURF shall, at any time during the term of any license granted hereunder, have the right to terminate any such license, for cause. For purposes of this paragraph, "for cause" shall mean: (1) WebCon shall have failed to advertise to the public the Licensed Property in a commercially reasonable manner; or (2) WebCon shall have failed to protect the good will and reputation associated with the "USURF Wireless Internet" and "Quick-Cell" trade names in a commercially reasonable manner.


      (3) USURF may, in its sole discretion, terminate any and all licenses granted hereunder, upon the sale or other transfer of more than 49% of the outstanding common stock of WebCon or upon a change in control of WebCon. In this regard, WebCon shall notify USURF in writing of any such event not less than five (5) business days prior to the occurrence of the triggering event.


      (4) Upon termination pursuant to this paragraph (k), WebCon shall duly account to USURF and transfer to it all rights which WebCon may have in the Licensed Property.


    (l) Purchase of Equipment. The purchase of additional equipment necessary to the implementation and usage of the Licensed Property shall be made pursuant to Section 4 of this Agreement. All such sales of equipment by USURF to WebCon shall be made pursuant to paragraph 4.4 of this Agreement.


    (m) Records. WebCon will make accurate business records showing the number of customers using the Quick-Cell Server Cell purchased hereunder. WebCon will maintain such records for a period of two years.



   (n) Bankruptcy. Should USURF, pursuant to, or within the meaning of, any bankruptcy law, (a) commence a voluntary case, (b) consent to the entry of an order for relief against it in an involuntary case, (c) consent to the appointment of a custodian of it or for all or substantially all of its property or (d) make a general assignment for the benefit of its creditors, then WebCon shall be entitled to continue to use the technology and marks of USURF in each and every Zone in which it has been granted a license pursuant to this Agreement, provided WebCon shall continue to perform under this Agreement. It is further agreed by the parties that, upon the occurrence of any event described in the foregoing sentence, WebCon shall have the right to seek other sources for installation services and equipment necessary to its continued exploitation of the technology and marks in the Zones licensed hereunder.


6.  DUTIES OF USURF.


  6.1  Quick-Cell Installation.


    (a) Cell Site. USURF shall install each Quick-Cell Server Cell purchased by WebCon in a workmanlike and commercially reasonable manner, all as to be described in each purchase order relating to the purchase of a Quick-Cell Server Cell.


    (b) User-Modems. USURF shall install, or cause to be installed, each Subscriber user-modem (including related equipment) in a workmanlike and commercially reasonable manner. It is agreed that USURF's charge per standard user-modem installation shall not exceed $****; non-standard installations shall be priced on a job-by-job basis and shall be pre-approved in writing by WebCon. On a weekly basis, USURF will invoice WebCon for customer installations completed during the preceding week and WebCon will pay such invoice. The terms of such invoice will be "net 30".


  6.2 Connection to the Internet. USURF shall, at all times during the term of this Agreement, provide to each Zone a connection to the Internet that provides adequate bandwidth to permit WebCon Subscribers to utilize the Service in the manner bargained for by them. In this regard, USURF agrees that its network will provide 25% redundancy which shall be secured from a bandwidth provider other than USURF's primary bandwidth provider and guarantees that 95% of WebCon Subscribers will have Internet access at a speed of not less than 256/bps at least 98% of the time. In the event that more than five (5) percent of Subscribers experience less than 256 Kbps service for more than five (5) percent of a single month, WebCon shall reduce the royalty payments to USURF as given in 5.h. by ten (10) percent for that month. If more than five (5) percent of Subscribers experience less than 256 Kbps service for more than ten (10) percent of a single month, WebCon shall reduce the royalty payments to USURF as given in 5.h. by fifteen (15) percent for that month. If more than five (5) percent of Subscribers experience less than 256 Kbps service for more than twenty (20) percent of a single month, WebCon shall eliminate the royalty payments to USURF as given in 5.h. for that month.


  6.3 Subscriber Support. At all times during the term of this Agreement, USURF shall provide high quality second level customer support to WebCon Subscribers. For purposes of this Agreement, "second level customer support" shall mean any support service that requires a visit to a customer's premises. For a period of one year from the date of installation, USURF shall provide equipment-related and installation-related customer support at no charge. If WebCon refers customer support from first level to second level more than three times in a month for reasons that could have been reasonably resolved by WebCon, then, for all subsequent referrals during that month, USURF shall provide the requested customer support services at WebCon's expense, not to exceed $**** per referral. All other customer support services provided by USURF shall be provided at WebCon's expense, not to exceed $**** per event.
USURF shall provide support services to WebCon at no charge.


  6.4 Quick-Cell Server Cell Support. In consideration for the royalty payments as set out in 5.h., USURF shall maintain WebCon's Quick-Cell Server Cells in the field by ensuring that at least that 95% of WebCon Subscribers will have Internet access at a speed of not less than 256 Kbps at least 98% of the time.


  6.5 Payments to Vendors. USURF shall make timely payments to all vendors who provide goods and/or services to USURF with respect to its obligations under this Agreement, including, without limitation, tower lease payments and payments for bandwidth. USURF agrees that WebCon shall be listed as a party to be provided notices under each tower lease referred to in the foregoing sentence. Should USURF fail to make any such payment, WebCon shall have the right, but not the obligation, to make such a payment and to deduct the amount of such payment from the monthly invoice of USURF delivered to WebCon pursuant to paragraph 5(h) of this Agreement.



7.  PRICING; ACCOUNTING.


  7.1 Pricing; WebCon Subscriber Billing. WebCon will invoice WebCon Subscribers monthly in advance. The charges for Service shall initially be as described in Exhibit "D". Should the charges for Service change, WebCon will promptly advise USURF of the changes in writing.


  7.2 Accounting. WebCon shall have the right to inspect the books and records of USURF related to the Service at all reasonable times and it may copy, at its expense, all such accounting records. USURF shall have the right to inspect the books and records of WebCon related to the Service at all reasonable times and it may copy, at its expense, all such accounting records. The rights of inspection described above may be exercise during normal business hours upon 72-hours' notice. Each of the parties shall be required to maintain the books and records related to the Service for a period of two years.


  7.3 Licenses, Expenses and Taxes. USURF will obtain and maintain, at its own expense, right of way and similar licenses, registrations, permits and approvals needed for it to deploy a Quick-Cell Server Cell site.
WebCon will obtain and maintain, at its own expense, any additional licenses, registrations, permits and approvals related to the use of the Service by any WebCon Subscriber that USURF cannot obtain because it is not the contracting party with the Subscriber. Except as otherwise set forth herein, each party will pay all of its own marketing and advertising costs and all expenses of its office, employees and other activities under this Agreement. WebCon will be solely responsible for payment of any and all federal, state and local taxes arising from or imposed on the payments made by WebCon Subscribers to WebCon under this Agreement.


8.  CONFIDENTIALITY.


  8.1 For the purposes of this Agreement, "Confidential Information" means information about the disclosing party's business or activities that is proprietary and confidential, which includes all business, financial, technical, non-technical and other information of a party marked or designated by such party as "confidential" or "proprietary"; or information which, by the nature of the circumstances surrounding the disclosure, ought in good faith to be treated as confidential. Confidential Information also includes proprietary or confidential information of any third party that may disclose such information to either party in the course of such party's business.


  8.2 Confidential Information will not include information that (a) is in or enters the public domain without breach of this Agreement, (b) the receiving party lawfully receives from a third party without restriction on disclosure and without breach of a nondisclosure obligation (c) is approved for release by written authorization of the disclosing party (d) the receiving party knew prior to receiving such information from the disclosing party or (e) develops independently without reference to the disclosing party's Confidential Information as shown by the receiving party's files and records immediately prior to the time of disclosure.


  8.3 By virtue of this Agreement, each party hereto may disclose to the other any information that is Confidential Information. Such Confidential Information will be governed by the terms of this Section 8. Each party agrees to use the Confidential Information of the other party solely to the extent necessary to fulfill its obligations or exercise its rights hereunder, and not for any other purpose.


  8.4 Each party agrees (a) that it will disclose such Confidential Information only to its employees, agents and contractors with a need to know such Confidential Information and who have obligations of confidentiality not to use such Confidential Information for any purpose except as expressly permitted hereunder, (b) that it will not disclose to any third party or use any Confidential Information disclosed to it by the other except as expressly permitted in this Agreement, and (c) that it will take all reasonable measures to maintain the confidentiality of all Confidential Information of the other party in its possession or control, which will, in no event, be less than the measures it uses to maintain the confidentiality of its own information of similar importance.


  8.5 Notwithstanding the foregoing, each party may disclose Confidential Information (a) to the extent required by a court of competent jurisdiction or other governmental authority or otherwise as required by law, provided that the receiving party uses reasonable efforts to provide the disclosing party with prior notice of such obligation to disclose and reasonably assists in seeking a protective order thereof or (b) on a "need-to-know" basis under an obligation of confidentiality to its legal counsel, accountants, banks and other financing sources and their advisors.


  8.6 Within fifteen (15) days of receipt of a written request for the return of Confidential Information, all disclosing party's Confidential Information and all copies thereof in receiving party's possession or control will be returned to disclosing party or destroyed by receiving party at disclosing party's instruction. Receiving party will then certify the same in writing and that no copies have been retained by receiving party, its employees, agents or contractors.


  8.7 Each party acknowledges that unauthorized disclosure or use of the Confidential Information may cause irreparable harm to the other party for which recovery of money damages would be inadequate, and the other party will therefore be entitled to seek timely injunctive relief to protect its rights under this Agreement, in addition to any and all remedies available at law.


The terms and conditions of this Agreement will be deemed to be the Confidential Information of each party and will not be disclosed without the written consent of the other party.


  8.8 Any WebCon Subscriber information, including, but not limited to, names, addresses, ZIP codes, marketing plans and competitive information, provided by WebCon to USURF for the purpose of customer installation and compliance with local, state or federal law or for any other purpose, shall be considered Confidential and Proprietary to WebCon. USURF will not use such WebCon Subscriber information in any manner that is not expressly permitted under this Agreement without the express written permission of an authorized WebCon employee or in violation of applicable law or regulation. Notwithstanding the foregoing, USURF may use WebCon Subscriber information in aggregate form for internal business purposes, provided that USURF does not use any identifying personal information. Nothing in this Agreement shall be construed to override or supersede requirements promulgated pursuant to the Telecommunications Act of 1996 (the "Act") and lawfully in effect, with respect to the treatment of Customer Proprietary Network Information (as defined in the Act).


  8.9 WebCon further agrees that it, including any of its affiliates, employees, agents or consultants, shall not reverse engineer, reverse assemble or otherwise attempt to recreate or duplicate any model or working model capable of performing the functions of any portion or all of USURF's wireless Internet access system and related products.




9.  TERM AND TERMINATION.


  9.1 Initial Term and Renewal. The term of the Agreement will commence on the Effective Date and will continue in full force until June 30, 2011, unless earlier terminated in accordance with Section 8.2 or 8.3. The term shall be automatically renewed for additional one-year periods at the end of such term, unless one of the parties gives written notice of termination not less than 60 days prior to the end of any term, including any renewal term.


  9.2 Termination for Cause by USURF. USURF will have the right to terminate this Agreement upon written notice to WebCon, if WebCon breaches any of its material duties or obligations under provisions of this Agreement and has not cured such breach within thirty (30) days after receipt of written notice thereof.


  9.3  Termination for Cause by WebCon.   WebCon will have the right to
terminate this Agreement upon written notice to USURF, if USURF breaches any of its material duties or obligations under provisions of this Agreement and has not cured such breach within ten (10) days after receipt of written notice thereof.


  For purposes of this paragraph and notwithstanding paragraph 15.9 of this Agreement, WebCon will have the right to terminate this Agreement for cause, in the event that less than 95% of WebCon Subscribers are able to access the Internet, at a speed of not less than 256/bps with 25% redundancy, less than 98% of the time, during any three months, consecutive or non-consecutive, during any twelve-month period.


10.  EFFECT OF EXPIRATION OR TERMINATION.


  10.1 End of Authority; Return of Property. Except as expressly provided herein, upon expiration or termination of this Agreement for any reason, WebCon's authority to act as a reseller on behalf of USURF, to register Subscribers and to use the Marks described in Section 11 will immediately cease.


  10.2 WebCon Subscribers. In the event that the term of a WebCon Subscriber agreement extends beyond the expiration or termination of this Agreement, this Agreement shall continue in effect to the extent required to provide Service to such WebCon Subscriber(s) for a period that shall expire immediately upon the expiration of the last WebCon Subscriber agreement.


11.  TRADEMARKS.


  During the term of this Agreement, WebCon will have a non-transferable, non-exclusive right to use the Marks of USURF, provided that such use is solely in order to fulfill WebCon's obligations under this Agreement. Except for the limited right to use USURF's Marks as set forth in this
Section 11, nothing in this Agreement will be construed to grant WebCon any right, title or interest in and to USURF's Marks.WebCon acknowledges USURF's exclusive ownership of USURF's Marks and agrees not to take any action inconsistent with such ownership. WebCon will not adopt, use or attempt to register any trademarks, service marks or trade names that are confusingly similar to the USURF Marks set forth on Exhibit "E". WebCon will comply with any written trademark policies or guidelines concerning use of USURF's Marks that USURF furnishes toWebCon from time to time. WebCon will provide to USURF, at no cost to USURF and prior to any use, examples of WebCon's use of USURF's Marks and will obtain USURF's written approval prior to such use, which approval shall not be unreasonably withheld, conditioned or delayed. USURF shall not use WebCon's Marks for any reason, without the express written approval of WebCon.


12.  INDEPENDENT CONTRACTORS.


  WebCon and USURF are independent contractors. Except in connection with the acquisition of Subscribers by WebCon according to the terms of this Agreement, neither party will have or represent that it has the right, power or authority to bind, contract or commit the other party or to create any obligation on behalf of the other party. This Agreement will not be deemed to create any agency, partnership or joint venture between the parties.


13.  INDEMNITY.


  13.1 Indemnification by WebCon. WebCon will defend, indemnify and hold harmless USURF, its affiliates and their respective officers, directors, employees and agents from and against all claims, liabilities and expenses asserted by third parties (including reasonable attorneys expenses) to the extent arising out of (a) any breach by WebCon of any warranty made by WebCon under this Agreement; (b) any statement, representation or warranty made by WebCon relating to the Service that (i) was not approved in advance and in writing by USURF or (ii) differs from the representations and warranties made by USURF in the then-current version of the Subscriber Documentation; or (c) the negligence or intentional misconduct of WebCon or any of its employees, agents or representatives. THIS SECTION CONSTITUTES USURF'S SOLE AND EXCLUSIVE REMEDY, AND WEBCON'S SOLE OBLIGATION AND LIABILITY IN THE EVENT OF ANY THIRD PARTY CLAIM AGAINST USURF OF THE TYPE LISTED IN THIS SECTION.


  13.2 Indemnification by USURF. USURF will defend, indemnify and hold harmless WebCon, its affiliates and their respective officers, directors, employees and agents from and against all claims, liabilities and expenses asserted by third parties (including reasonable attorneys' fees) to the extent arising out of (a) any breach by USURF of any warranty made by USURF under this Agreement or regarding the Service, (b) any breach of representations and warranties made by USURF in the then-current version of the Subscriber Documentation or (c) the negligence or intentional misconduct of USURF or any of its employees, agents or representatives. THIS PARAGRAPH CONSTITUTES WEBCON'S SOLE AND EXCLUSIVE REMEDY, AND USURF'S SOLE OBLIGATION AND LIABILITY IN THE EVENT OF ANY THIRD PARTY CLAIM AGAINST WEBCON OF THE TYPE LISTED IN THIS PARAGRAPH.


  13.3  The foregoing indemnities are conditioned on the indemnified party
(a) promptly notifying the indemnifying party in writing of such action or claim, (b) giving the indemnifying party sole control of the defense thereof and any related settlement negotiations, provided, however, that any such settlement which imposes injunctive or other equitable relief binding upon the indemnified party will require the indemnified party's prior written consent (which consent may be granted or withheld in the sole discretion of the indemnified party), and (c) cooperating and, at indemnifying party's reasonable request and expense, assisting in such defense.


  13.4 Notwithstanding any other provision of this Agreement, the indemnifying party's obligations under this Section will not extend to any third party claims for consequential, indirect, exemplary, special or incidental damages.


14.  DISCLAIMER OF WARRANTIES.


  OTHER THAN THOSE WARRANTIES CONTAINED IN PARAGRAPHS 4.4 (d) AND (e), 5(e) AND 13.2 OF THIS AGREEMENT, USURF DISCLAIMS ALL WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, REGARDING THE SERVICE, INCLUDING ANY AND ALL WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE SERVICE WILL OPERATE ERROR-FREE OR WITHOUT INTERRUPTION.


15.  GENERAL.


  15.1 Notices. All notices and consents required or permitted under this Agreement must be in writing; must be personally delivered or sent by registered or certified mail (postage prepaid), by private courier, or by facsimile (receipt confirmed and with a copy sent by registered or certified mail), in each case to the appropriate party at the address set forth below; and will be effective upon receipt. Each party may change its address and/or addressee for receipt of notices by giving notice of the new address and/or addressee to the other party.


            If to USURF, to:               If to WebCon, to:


            USURF America, Inc.            WIRELESS WEBCONNECT!, INC.
            8748 Quarters Lake Road        620 Lakeview Drive
            Baton Rouge, Louisiana 70809   Clearwater, Florida 33756
            Facsimile: 225-922-9123        Facsimile: (727) 448-0949
            Attention: David M. Loflin     Attention: G. T. Finn


            Copy to:                       Copy to:


            Eric Newlan, Esq.              __________________________
            Newlan & Newlan                __________________________
            819 Office Park Circle         __________________________
            Lewisville, Texas 75057        __________________________
            Facsimile: 972-353-8304        Facsimile: _________________


  15.2 Dispute Resolution Arbitration. In the event of a dispute between the parties arising out of this Agreement, both USURF and WebCon agree to submit such dispute to arbitration before the American Arbitration Association (the "Association") at its Dallas, Texas, offices, in accordance with the then-current rules of the Association; the award given by the arbitrators shall be binding and a judgment can be obtained on any such award in any court of competent jurisdiction. It is expressly agreed that the arbitrators, as part of their award, can award attorneys' fees to the prevailing party.


  15.3 Severability. If any provision of this Agreement is held by a court of law to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement will not be affected or impaired thereby and the illegal, invalid or unenforceable provision will be deemed modified, such that it is legal, valid, and enforceable and accomplishes the intention of the parties to the fullest extent possible.


  15.4 Waivers. The failure of either party to enforce any provision of this Agreement, unless waived in writing by such party, will not constitute a waiver of that party's right to enforce that provision or any other provision of this Agreement.


  15.5 Assignments. Neither party may assign or transfer any of its rights under this Agreement to any third party, by operation of law or otherwise, without the prior written consent of the other party.


  15.6 Construction. There are no intended third party beneficiaries of this Agreement. The headings of Sections and subsections of this Agreement are for convenience and will not be construed to alter the meaning of any provision of this Agreement. Unless otherwise expressly stated, the word "including" when used in this Agreement means "including but not limited to".


  15.7 Entire Agreement and Amendments. This Agreement constitutes the entire agreement between the parties and supersedes all previous written or oral communications or understandings between them relating to the subject matter of this Agreement. This Agreement may be amended only in writing signed by both parties.


  15.8 Counterparts. This Agreement may be executed in identical counterparts, each of which will be an original and which together will constitute the same instrument.


  15.9 Force Majeure. Should USURF be prevented from performing under this Agreement, including performing under any purchase order delivered by WebCon to USURF pursuant to this Agreement, by operation of force majeure, then, while so prevented, USURF's obligation shall be suspended and USURF shall not be liable in damages for failure to comply with such obligation; and the time while USURF is so prevented shall not be counted against USURF. For purposes of this paragraph, "force majeure" shall include, but not be limited to, acts of God, war, labor strikes and civil unrest. Notwithstanding the foregoing, should USURF be prevented from performing due to force majeure for a period of greater than 14 days, then WebCon shall have the right to cancel the purchase order affected by such force majeure.


  15.10 Governing Law. The validity, performance and construction of this Agreement shall be governed by the laws of the State of Texas.


  IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.


            USURF AMERICA, INC.              WIRELESS WEBCONNECT!, INC.



            By: /s/ David M. Loflin          By: /s/ Mike Campbell
                David M. Loflin
                President


It is further agreed that USRUF shall not issue any press release mentioning Wireless WebConnect!, Inc. by name without permission as per
Section 8.7.


                        /s/ initialed           /s/ initialed
                           WWC                 USURF





                                 Exhibit "A"



          Description of Quick-Cell Fixed-Wireless Internet Access System



          Description of Quick-Cell Fixed-Wireless Internet Access System


                       (one 2.4 US.RF Radio Server Cell;
                       one 180  panel antennae; one 150'
                       CAT-5 cable; one 10' 1/2" cable; one
                       bit-rate controller; mounting hardware
                       and cables; and operational software)




                                 Exhibit "B"


             Form of Purchase Order Quick-Cell Server Cell



                            USURF Wireless, Inc.
                          8748 Quarters Lake Road
                       Baton Rouge, Louisiana 70809
                               225.922.7744
                            225.922.9123 (fax)
                          e-mail: info@usurf.com


                    PURCHASE ORDER NO. _______________


SHIP TO:     ___________________
             ___________________
             ___________________


Quantity      Description                           Price          Total



    1         Quick-Cell Server Cell                $____         $________
              (one 2.4 US.RF Radio Server Cell;
              one 180  panel antennae; one 150'
              CAT-5 cable; one 10' 1/2" cable; one
              bit-rate controller; mounting hardware
              and cables; and operational software)


    1         Installation of Quick-Cell Server      _____         ________
              Location: ____________



                             BALANCE DUE                          $________



Install Date: not later than ____ days from of acceptance of Purchase Order.


Payment Terms: ****% **** (****) days prior to start of installation.


Incorporation by Reference: The provisions of Paragraph 4.4, Section 5,
Section 8, Paragraph 15.9 and Paragraph 15.10 of that certain USURF America Reseller License Agreement, dated as of April ____, 2001, between USURF America, Inc. and Wireless WebConnect!, Inc., are incorporated herein and made a part hereof by this reference as though fully set forth.




                                   Exhibit "C"


             Form of Purchase Order User-Modems and Related Items


                               USURF Wireless, Inc.
                             8748 Quarters Lake Road
                          Baton Rouge, Louisiana 70809
                                  225.922.7744
                               225.922.9123 (fax)
                             e-mail: info@usurf.com



                       PURCHASE ORDER NO. _______________


SHIP TO:     ___________________
             ___________________
             ___________________


Quantity      Description                           Price          Total


  200         CPE
              (customer modem)                      $_____         _________



                         BALANCE DUE                              $_________


Ship Date: within 10 days of acceptance of Purchase Order.


Payment Terms: ****% with Purchase Order.


Incorporation by Reference: The provisions of Paragraph 4.4, Section 8, Paragraph 15.9 and Paragraph 15.10 of that certain USURF America Reseller License Agreement, dated as of April ____, 2001, between USURF America, Inc. and Wireless WebConnect!, Inc., are incorporated herein and made a part hereof by this reference as though fully set forth.





                                  Exhibit "D"


                         Initial Service Price List










                                 Exhibit "E"


                                 USURF Marks




                                 USURF Marks


                               "USURF America"


                               "USURF Wireless"


                                 "Quick-Cell"